Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-146720 and Registration Statements S-8 Nos. 333-69145, 333-124653, 333-75993, 333-64795, 333-01461, 333-86530, 333-38178, 333-38184, 333-140819, 333-118693 and 333-86534 of Newmont Mining Corporation of our report dated February 18, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A (Amendment No. 1).

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Denver Colorado
June 8, 2009